                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary Historical Financial Information," "Selected Historical Financial Information" and "Experts" and to the use of our report dated March 14, 1997, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-24689) and related Prospectus of Loomis, Fargo & Co. for the registration of $85,000,000 of Senior Subordinated Notes due 2004.

                                          /s/ Ernst & Young LLP

Houston, Texas

June 17, 1997